Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is made and entered into as of this __ day of ______, 20__, by and between Thor Industries, Inc., a Delaware corporation (the “Company”), and [___________], an individual (“Indemnitee”).
RECITALS
     WHEREAS, the Certificate of Incorporation (the “Certificate”) and the bylaws (the “Bylaws”) of the Company provide for the indemnification of the officers and directors of the Company to the maximum extent permitted by the Delaware General Corporation Law, as amended (the “DGCL”);
     WHEREAS, the Certificate, the Bylaws and the DGCL permit contracts between the Company and the officers and directors of the Company with respect to indemnification of such officers and directors;
     WHEREAS, in accordance with the DGCL, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its officers or directors in the performance of their obligations to the Company;
     WHEREAS, in order to induce Indemnitee to serve and/or continue to serve as an officer and/or director of the Company, the Company desires that the Indemnitee shall be indemnified and advanced expenses as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of Indemnitee’s service as an officer and/or director of the Company from and after the date hereof, the Company and Indemnitee hereby agree as follows:
     1. Certain Definitions Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:
     “Corporate Status” means the fact that a person is or was a director, officer, employee or agent of the Company or an Enterprise. A Proceeding shall be deemed to have been brought by reason of a person’s “Corporate Status” if it brought because of the status described in the preceding sentence or because of any action or inaction on the part of such person in connection with such status.
     “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
     “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

     “Expenses” shall include all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel and deposition costs, printing and binding costs, telephone charges, postage, delivery service fees, judgments, fines, penalties, amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, settling, or appealing a Proceeding, or being prepared to be a witness or otherwise participating in a Proceeding.
     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
     “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, including one pending on or before the date of this Agreement. For purposes of this definition, the term “threatened” shall be deemed to include, but not be limited to, Indemnitee’s good faith belief that a claim or other assertion may lead to institution of a Proceeding.
     “Reviewing Party” means the person or persons selected to make the determination of the availability of indemnification pursuant to Section 5.3 hereof.
     2. Indemnification.
     2.1 Proceedings Not By or In The Right Of the Company. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, the Company shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL, the Certificate and the Bylaws, as such may be amended from time to time (but in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment) against all Expenses to the extent actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, but only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and that, with respect to any criminal Proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     2.2 Proceedings By or In Right of the Company. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, the Company shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL, the Certificate and the Bylaws, as such may be amended from time to time (but in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment), against expenses which shall include all of the expenses set forth in the definition of Expenses herein but shall specifically exclude judgments, fines, penalties and amounts in settlement (“Limited Expenses”) to the extent actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding, but only if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such expenses shall be made in respect of any claim in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware, or the court in which such Proceeding was brought, shall determine that, despite the adjudication of liability Indemnitee is fairly and reasonably entitled to indemnity for such expenses.
     2.3 Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Limited Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Limited Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     3. Advancement of Expenses.
     3.1 Notwithstanding, any other provision of this Agreement, the Company shall advance all Limited Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding prior to the final disposition of such Proceeding upon receipt of a statement or statements from Indemnitee which shall reasonably evidence such amount incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Any advances and undertakings to repay pursuant to this Section 3.1 shall be unsecured and interest free and shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law with respect to such Proceeding, Indemnitee shall not be required to reimburse the Company for any such advance in respect of such Proceeding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

     3.2 Advances pursuant to Section 3 hereof shall be made within two (2) business days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and accompanied by or preceded by the undertaking referred to in Section 3.1 above.
     4. Contribution in the Event of Joint Liability.
     4.1 Whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims and Proceedings asserted against Indemnitee.
     4.2 Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.
     4.3 The Company shall fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee.
     4.4 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by

Indemnitee, for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     5. Procedures and Presumptions for the Determination of Entitlement to Indemnification.
     5.1 Timing of Payments. All payments of Expenses and other amounts by the Company to the Indemnitee pursuant to this Agreement shall be made as soon as practicable after a written demand therefor by Indemnitee is presented to the Company, but in no event later than (i) thirty (30) days after such demand is presented or (ii) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 5.7 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time provided in Section 3.2 hereof.
     5.2 Request for Indemnification. Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee shall submit his or her claim for Indemnification within a reasonable time, not to exceed two (2) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two (2) year period). The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the board of directors of the Company (the “Board of Directors”) in writing that Indemnitee has requested indemnification.
     5.3 Reviewing Party. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.2 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Board of the Directors (1) by a majority vote of the Disinterested Directors, even though less than a quorum, or a committee thereof designated by a majority vote of such Disinterested Directors; (2) by Independent Counsel in a written opinion to the Board of the Directors; or (3) by vote of the majority of the stockholders of the Company.
     5.4 Determination by Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.3 hereof, the Independent Counsel shall be selected as provided in this Section 5.4. The Independent Counsel shall be selected by the Board of Directors. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel”

as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.2 hereof, no Independent Counsel shall have been selected or an Independent Counsel shall have been selected but an objection thereto shall have been properly made and remained unresolved, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5.3 hereof. The Company shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.3 hereof, and the Company shall pay all fees and expenses incident to the procedures of this Section 5.4, regardless of the manner in which such Independent Counsel was selected or appointed.
     5.5 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder which under this Agreement or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, the Reviewing Party shall presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     5.6 No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right to indemnification or create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
     5.7 Timing of Determination. If the Reviewing Party shall not have made a determination within thirty (30) days after the date of Indemnitee’s request for indemnification pursuant to Section 5.2 hereof, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5.7 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5.3 of this Agreement and if (A) within fifteen (15) days after the receipt by the Company of the request for indemnification pursuant to Section 5.2 hereof, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making a determination of entitlement to indemnification, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
     5.8 Cooperation. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify Indemnitee therefor and shall hold Indemnitee harmless therefrom.

     6. Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage in such amount as shall be determined by the Board of Directors for losses from acts or omissions of Indemnitee, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance obtained by the Company, Indemnitee shall be named as an insured party in such manner as to provide Indemnitee with the same rights and benefits as are afforded to the most favorably insured directors or officers, as applicable, of the Company. Any reductions to the amount of director and officer liability insurance coverage maintained by the Company as of the date hereof shall be subject to the approval of the Board of Directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Board of Directors determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any such determination not to provide insurance coverage. In the event that the Company does maintain such insurance for the benefit of Indemnitee, the right to indemnification and advancement of Expenses as provided herein shall only apply to the extent that Indemnitee has not been indemnified and actually reimbursed pursuant to such insurance.
     7. Remedies of Indemnitee.
     7.1 In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3.2 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within the time period specified in Section 5.7 of this Agreement, or (iv) payment of indemnified amounts is not made within the applicable time periods specified in Section 5.1 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication.
     7.2 In the event that a determination shall have been made pursuant to Section 5.3 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo review on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 5.3 hereof.
     7.3 If a determination shall have been made pursuant to Section 5.3 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
     7.4 In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
     7.5 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
     8. Non-Exclusivity, Survival of Rights, Subrogation; No Duplicative Payments; Certain Amendments.
     8.1 The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders or a resolution of the Board of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     8.2 In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     8.3 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     8.4 In the event the Company enters into an indemnification agreement with another officer or director, as the case may be, containing terms more favorable to the indemnitee than the terms contained herein (and absent special circumstances justifying such more favorable terms), Indemnitee shall be afforded the benefit of such more favorable terms and such more favorable terms shall be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, the Company shall (a) send a copy of the agreement containing more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.
     9. Exceptions to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:
     9.1 with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his or her rights under this Agreement or any other agreement or insurance policy or under the Company’s Certificate or Bylaws now or hereafter in effect.
     9.2 for Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action finally determines (and all rights of appeal therefrom have been exhausted or lapsed) that necessary assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action finally determines (and all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee was made in bad faith or was frivolous.
     9.3 for Expenses and other liabilities arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state or successor statute.
     9.4 for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.
     10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request.
     11. Miscellaneous.
     11.1 Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. Subject to Section 5.2 herein, the failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless and only to the extent that such failure or delay materially prejudices the Company.
     11.2 No Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Company or any of its subsidiaries or affiliated entities.
     11.3 Entire Agreement. This Agreement and the certificates, documents, instruments and writings that are delivered pursuant hereto constitutes the entire agreement and understanding of the Company and Indemnitee in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Company and Indemnitee, written or oral, to the extent they relate in any way to the subject matter hereof.
     11.4 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Company and the Indemnitee and their respective successors and permitted assigns.
     11.5 Assignment. Neither the Company nor Indemnitee may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other; provided, however, that the Company shall assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise and shall cause such successor to be bound by and expressly assume the terms and provisions hereof. Notwithstanding anything to the contrary contained herein, this Agreement will inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributes and legatees.
     11.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Company:

Thor Industries, Inc.

Attn: Walter Bennett
419 West Pike Street
Jackson Center, Ohio 45334
Tel: (937) 596-6111
Fax: (937) 596-7937

Copy to (which will not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

Attn: Ackneil M. Muldrow III, Esq.
One Bryant Park
New York, New York 10036
Tel: (212) 872-1000
Fax: (212) 872-1002

If to Indemnitee:

[____________]
[____________]
Tel: ( )
Fax: ( )

Copy to (which will not constitute notice):

[Insert name of Indemnitee’s law firm]

Attn:
[Insert address]
Tel: ( )
Fax: ( )
     Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
     11.7 Specific Performance. The Company and Indemnitee each acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity.
     11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     11.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
     11.10 Governing Law. This Agreement and the performance of the parties’ obligations hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles thereof.
     11.11 Amendments and Waivers. No amendment, modification, replacement, termination, cancellation or waiver of any provision of this Agreement will be valid, unless the same will be in writing and signed by each of the parties hereto. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.
     11.12 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, arbitrator, or mediator of competent jurisdiction not to be enforceable in accordance with its terms, the parties agree that the court, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
     11.13 Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
     11.14 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring either party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If either party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.
     11.15 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
     11.16 Electronic Signatures.
     (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party will be deemed to have executed this Agreement or other document contemplated thereby (including any amendment or other change thereto) unless and until such party shall have executed this Agreement or other document on paper by a handwritten original signature or any other symbol executed or adopted by such party with current intention to authenticate this Agreement or such other document contemplated.
     (b) Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature, provided a copy bearing an original signature on paper is subsequently physically delivered. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

THOR INDUSTRIES, INC.

By:
Name:
Title:

Indemnitee

Name:

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